SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):    October 7, 2013

MAIDENFORM BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32568	06-1724014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
485F US Hwy 1 South Iselin, NJ 08830
(Address, including Zip Code, Principal Executive Offices)

(732) 621-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on June 15, 2007, Maidenform Brands, Inc. (“Maidenform”) entered into a Credit Agreement (which was subsequently amended, the “Credit Agreement”), by and among Maidenform, Maidenform, Inc., as borrower, the financial institutes listed as lenders on the signature pages thereto, Bank of America, N.A., as administrative agent, swingline lender and issuing lender, and Caisse de Dépôt et Placement du Québec, as sole lead arranger, regarding a $100.0 million amortizing first lien term loan and a $50.0 million revolving loan facility

On October 7, 2013, in connection with the Merger, as defined in Item 2.01 of this Current Report on Form 8-K, Hanesbrands Inc., on behalf of Maidenform, paid all fees and other amounts outstanding under the Credit Agreement, and Maidenform terminated the Credit Agreement.  No early termination penalties were incurred by Maidenform.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 7, 2013, pursuant to the terms of the Agreement and Plan of Merger ( the “Merger Agreement”), dated as of July 23, 2013, among Maidenform, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), and General Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Hanesbrands (“Merger Subsidiary”), Maidenform was acquired by Hanesbrands through a merger of Merger Subsidiary with and into Maidenform (the “Merger”), with Maidenform surviving the Merger as a wholly owned subsidiary of Hanesbrands (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of Maidenform common stock (other than shares held by Maidenform, Hanesbrands, any of their respective subsidiaries or held by any holder who has properly perfected its rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law) was converted into the right to receive $23.50 in cash, without interest (the “Merger Consideration”).   Further, in connection with the Merger, at the Effective Time, each outstanding employee stock option, stock appreciation right, share of restricted stock and restricted stock unit of Maidenform vested (and in the case of performance awards, in an amount equivalent to the number of shares that would have vested at the target level under the terms of the award agreement related thereto), and each restricted share and restricted stock unit was cancelled in exchange for payment to the holder of the Merger Consideration and each stock option and stock appreciation right award was cancelled in exchange for payment to the holder of an amount, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such award times the number of shares covered by such award.  The aggregate value of consideration paid in connection with the Merger was approximately $583.0 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Maidenform’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2013, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2013, in connection with the Merger, Maidenform notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that trading of the Common Stock on the NYSE be suspended prior to the opening of trading on October 7, 2013.  In addition, Maidenform requested that the NYSE file with the SEC an application on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Maidenform intends to file with the SEC a Form 15 to suspend Maidenform’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change of control of Maidenform occurred and Maidenform became a wholly owned subsidiary of Hanesbrands.  The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Subsidiary immediately prior to the Effective Time became the directors of the Surviving Corporation.  In connection therewith, each of Karen Rose, Norman Axelrod, Harold F. Compton, Barbra Eisenberg, Nomi Ghez, Richard Johnson and Maurice S. Reznik resigned from Maidenform’s board of directors.  In connection with the Merger, the officers of Merger Subsidiary immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Maidenform’s certificate of incorporation was amended and restated in its entirety and the bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation.  The second amended and restated certificate of incorporation and amended and restated the bylaws of Maidenform, each as in effect immediately following the Effective Time, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated as of July 23, 2013, among Maidenform Brands, Inc., Hanesbrands Inc. and General Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Maidenform Brands, Inc.’s Current Report on Form 8-K filed with the SEC on July 24, 2013)

3.1	Second Amended and Restated Certificate of Incorporation of Maidenform Brands, Inc.

3.2	Bylaws of Maidenform Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date:	October 7, 2013	By:	/s/ Christopher W. Vieth
			Name:	Christopher W. Vieth
			Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Merger, dated as of July 23, 2013, among Maidenform Brands, Inc., Hanesbrands Inc. and General Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Maidenform Brands, Inc.’s Current Report on Form 8-K filed with the SEC on July 24, 2013)

3.1	Second Amended and Restated Certificate of Incorporation of Maidenform Brands, Inc.

3.2	Bylaws of Maidenform Brands, Inc.